EXHIBIT 10.6

EXECUTION COPY

TERMINATION AGREEMENT

THIS TERMINATION AGREEMENT (this “Agreement”), dated as of December 31, 2005, is entered into by and among the following parties:

•                                          WASHINGTON GROUP INTERNATIONAL, INC., an Ohio corporation formerly known as Morrison Knudsen Corporation, (“Washington Group”);

•                                          BRITISH NUCLEAR FUELS plc (Company Number 5027024), a company organized and existing under the laws of England (“BNFL”); and

•                                          BNFL USA GROUP INC., a Delaware corporation (“BNFL-USA”).

WITNESSETH

WHEREAS:

1.                                       Washington Group and BNFL-USA entered into a Consortium Agreement, dated as of June 24, 1998 (the “Original Agreement”) pursuant to which they formed a consortium for the purpose of acquiring the Energy Systems business (the “ESBU Business”) and the Government Operations business (the “GESCO Business”) of CBS Corporation (“CBS”).

2.                                       The Original Agreement set forth the agreement of Washington Group and BNFL-USA concerning the basis on which the ESBU and GESCO Businesses would be owned and the basis on which ownership, control and risk would be shared after the acquisition.

3.                                       On June 24, 1998 Washington Group and BNFL-USA organized WGNH Acquisition, LLC, a Delaware limited liability company (“WGNH”), for the purpose of entering into asset purchase agreements with CBS Corporation for the acquisition of the ESBU and GESCO Businesses and acting as a holding company for Washington Group’s and BNFL-USA’s interests in the ESBU and GESCO Businesses.

4.                                       WGNH entered into (i) an Asset Purchase Agreement, dated as of June 25, 1998 (the “ESBU Purchase Agreement”), with CBS covering the acquisition by WGNH of the ESBU Business, and (ii) an Asset Purchase Agreement, dated as of June 25, 1998 (the “GESCO Purchase Agreement”), with CBS covering the acquisition by WGNH of the GESCO Business.  The ESBU Purchase Agreement and the GESCO Purchase Agreement are sometimes referred to individually as an “Asset Purchase Agreement” or collectively as the “Asset Purchase Agreements.”

5.                                       Washington Group and BNFL-USA amended and restated the Original Agreement in its entirety as set forth in the Amended and Restated Consortium Agreement dated March 19, 1999 (“First Amended Agreement”) so as to reflect their revised agreement concerning the basis on which the ESBU and GESCO Businesses would be owned, and the basis on which ownership, control and risk would be shared after the acquisition.

6.                                       Pursuant to the terms of the First Amended Agreement, Washington Group and BNFL-USA organized the following entities: (a) Westinghouse Government Services Company LLC, a Delaware limited liability company (“WGS”); (b) Westinghouse Government Environmental Services Company LLC, a Delaware limited liability company (“WGES”); and (c) Westinghouse Electric Company LLC, a Delaware limited liability company (“WELCO”).  Thereafter, pursuant to agreements dated March 22, 1999: (a) WGNH assigned to WGS and to WGES its rights under the GESCO Purchase Agreement, and WGS and WGES assumed WGNH’s obligations under the GESCO Purchase Agreement; and (b) WGNH assigned to WELCO its rights under the ESBU Purchase Agreement and WELCO assumed WGNH’s liabilities under the ESBU Purchase Agreement.

7.                                       BNFL-USA organized a wholly-owned subsidiary, BNFL Nuclear Services Inc., a Delaware corporation (“BNSI”), for the purpose of holding BNFL-USA’s interests in the GESCO and ESBU Businesses.

8.                                       The acquisition by WGS and WGES of the GESCO Business closed on March 22, 1999.  The acquisition by WELCO of the ESBU Business closed on March 22, 1999.

9.                                       Among other agreements entered into by and between or among the parties hereto and/or their affiliates related to this Agreement, Washington Group and BNFL-USA entered into a Supplemental Agreement dated March 19, 1999 (“Supplemental Agreement”) and Washington Group, BNSI and WGS entered into an Economic Rights Agreement dated March 19, 1999 (the “Economic Rights Agreement”).   Additionally, British Nuclear Fuels plc (“BNFL”) executed a BNFL Consortium Guarantee dated March 19, 1999 (“BNFL Consortium Guarantee”) and Washington Group executed a MK Consortium Guarantee dated March 19, 1999 (“MK Consortium Guarantee”).

10.                                 By memorandum dated April 2, 2003, BNFL communicated to, and asserted claims against, Washington Group under the First Amended Agreement, certain of the other agreements referred to in this Agreement, and specified legal principles (the “BNFL Claims”).  By memorandum dated August 29, 2003, Washington Group disputed the BNFL Claims and Washington Group asserted claims against BNFL under the First Amended Agreement, certain of the other agreements referred to herein and specified legal principles (the “WGI Claims”).  Washington Group disputed all of the BNFL Claims and further disputed any liability whatsoever to BNFL or any of its affiliates.  BNFL disputed all of the WGI Claims and further disputed any liability therefore to Washington Group or any of its affiliates.

11.                                 Washington Group and BNFL-USA further amended and restated the First Amended Agreement in its entirety, as set forth in the Second Amended and Restated Consortium Agreement effective as of July 31, 2004.  Pursuant to, and as a condition precedent to the effectiveness of such Second Amended and Restated Consortium Agreement, BNFL-USA entered into a Security Agreement dated July 31, 2004 (“Security Agreement”) with Washington Group and the Debtors, as such term is defined in the Security Agreement.  Pursuant to, and as a further condition precedent to the effectiveness of such Second Amended and Restated Consortium Agreement, BNFL-USA entered into an Intercreditor Agreement dated as of July 31, 2004 (“Intercreditor Agreement”) with Credit Suisse First Boston, Washington Group, the affiliates of Washington Group identified as Debtors under the Security Agreement, and certain other persons identified as Bank Creditors in the Intercreditor Agreement (such Second Amended and Restated Consortium Agreement, the Security Agreement, and the Intercreditor Agreement are collectively referred to herein as the “Second Amended Agreement”) so as: (i) to terminate the Economic Rights Agreement and the Supplemental Agreement, (ii) to mutually release each other from the BNFL Claims and the WGI Claims, and (iii) to modify the limited liability company agreements of WGS and WGES, all as set forth in the Second Amended Agreement so as to set forth their revised agreement concerning the basis on which WGS, WGES and WELCO would be owned, and the basis on which contract Fee, control and risk would be allocated.

12.                                 Washington Group and BNFL-USA wish to (i) accelerate, in the form of a lump sum payment at Closing, the payment of all amounts due or to become due under the Second Amended Agreement, (ii) terminate all rights and responsibilities that each party has under the Second Amended Agreement and to terminate or confirm the prior termination of certain other agreements described herein, in each case effective as of the Effective Time (as defined below), and (iii) mutually release each other from all claims on the terms, and subject to the conditions set forth in, this Agreement.

NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements contained in this Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.0                                 Termination; Payments; Release of Claims and Relinquishment of Rights

1.1                                 Termination.

Subject to the terms and conditions set forth below (including, without limitation, the exceptions to termination in Section 1.4 below), effective as of the Effective Time, the following agreements shall be terminated in their entirety and shall be of no further force or effect: (i) the Second Amended Agreement; (ii) any agreements between the parties and/or their respective affiliates (and, in certain instances, the parties and/or their Affiliates along with one or more third parties) entered into in connection with the Second Amended Agreement, including without limitation the Service Agreement, effective July 31, 2004, implementing Section 4.1(c)(ii) of the Second Amended Agreement (the “Service

Agreement”), as well as any indemnification obligations contained in any of the agreements described in this subsection (ii); (iii) the Washington Group Guarantees and the BNFL Guarantees (each as defined below); and (iv) for the avoidance of doubt, and to the extent not previously terminated in their entirety by the First Amended Agreement or the Second Amended Agreement, as applicable, (A) the Original Agreement, (B) the First Amended Agreement, (C) the Supplemental Agreement, (D) the Economic Rights Agreement, and (E) any of the agreements between the parties and/or their respective affiliates (and, in certain instances, the parties and/or their affiliates along with one or more third-parties) entered into in connection with the agreements set forth in the foregoing clauses (A) through (D), including in each case any indemnification obligations contained therein.  In furtherance of the parties’ intent to terminate and/or confirm the termination of all responsibilities, rights, and payments under the foregoing agreements, to avoid ongoing reviews, audits, and related activities after the Effective Time, and to fully and finally release any and all claims the parties hereto may have as of the date hereof or in the future may have under such agreements, the parties further agree to the matters set forth in Sections 1.2 through 1.5 below.

1.2                                 Settlement of Amounts under Second Amended Agreement

In order to fully and finally calculate and pay any and all amounts payable, or that would otherwise become payable, to BNFL, BNFL-USA or any of their respective Affiliates under the Second Amended Agreement with respect to all periods ending prior to, on or after the Effective Time, Washington Group shall, in full and complete satisfaction of such amounts, at Closing, pay to BNFL-USA cash in the amount of US$36,200,000 (the “Final Payment”).  The Final Payment shall be due and payable at the Closing and shall be made in cash via wire transfer to the following account:

Bank: Citizens Bank, Pittsburgh, PA

Account Name: BNFL USA Group, Inc., Monroeville, PA

Account No.: 6204964953

ABA code: 036076150

The parties hereto acknowledge and agree that all prior payments made by Washington Group to BNFL-USA under the Second Amended Agreement and the Final Payment, collectively, shall represent full, complete and final payment and satisfaction of any and all amounts due under the Second Amended Agreement with respect to all periods ending prior to, on or after the Effective Time.

1.3                                 Release of Claims and Relinquishment of Rights

(a)                                  As used in this Agreement:  (i) the term “Claim” or “Claims” shall mean any and all causes of action, litigation, suits, controversies, exercise of warranties, proceedings, offsets, claims, demands, and/or any and all other actions, of any kind or nature whatsoever, in law, in equity, under contract or otherwise, known or unknown, direct or indirect, vested or contingent, reported or unreported, based on, arising from, or for the recovery of, any actual, threatened or alleged liabilities, responsibilities, obligations, costs, debts, sums of money, accounts, covenants, representations, agreements, warranties, attorneys’ fees, promises, contracts, trespasses, damages, judgments, executions, and/or any and all other asserted basis, of any kind or nature, whatsoever; (ii) the term “Affiliates”, when referring to a party, shall mean such party’s parents, subsidiaries, affiliates, predecessors, successors, and assigns; and (iii) the term “Representatives”, when referring to a party or any of its Affiliates, shall mean their respective officers, directors, employees, agents and attorneys.

(b)                                 In consideration of the premises, mutual covenants and other consideration set forth in this Agreement, upon the occurrence of the Closing and effective as of the Effective Time, BNFL-USA, on behalf of itself and its Affiliates, and to the fullest extent legally permitted, unconditionally releases and forever discharges Washington Group, its Affiliates, and their respective Representatives (collectively, the “Washington Group Parties”), from any and all Claims which BNFL-USA and/or any of its Affiliates now has, ever had or may have by reason of, arising out of, or relating in any way to the Original Agreement, the First Amended Agreement, the Supplemental Agreement, the Economic Rights Agreement, the Second Amended Agreement, the Service Agreement and any of the agreements entered into pursuant to or in connection with the foregoing agreements, including without limitation (i) any indemnification obligations contained therein and (ii) for the avoidance of doubt, the Claims released under Section 3.5 of the Second Amended Agreement; provided, however, that the foregoing release shall not apply to any Claims arising as a result of a breach of this Agreement (and, for the avoidance of doubt, nothing herein shall affect or limit Washington Group’s obligations under Section 2.4 below) or arising under any other agreement that has been or may in the future be entered into between the parties and their Affiliates on or after the date of this Agreement, which Claims shall be subject to the rights and remedies set forth herein or therein, as applicable. BNFL-USA further agrees that in no event shall it or any of its Affiliates, directly or indirectly, assert any Claim against any of the Washington Group Parties based upon any matter purported to be released hereby.  Without in any way limiting the foregoing, the release set forth in this Section 1.3(b) shall apply to any and all Claims that BNFL-USA and/or any of its Affiliates may have relating to or arising in connection with:

(i)                                     any and all of the Payment Rights and/or other rights of BNFL-USA or its Affiliates under Articles 4.0, 5.0 and 7.0, and Sections 10.2, 10.3 and 10.4, of the Second Amended Agreement; and

(ii)                                  all guarantees by Washington Group and its Affiliates under the Second Amended Agreement (collectively, the “Washington Group Guarantees”).

(c)                                  In consideration of the premises, mutual covenants and other consideration set forth in this Agreement, upon the occurrence of the Closing, and effective as of the Effective Time, Washington Group, on behalf of itself and its Affiliates, and to the fullest extent legally permitted, unconditionally releases and forever discharges BNFL, BNFL-USA, their respective Affiliates (including, for the avoidance of doubt, BNSI and BNG America), and their respective Representatives (collectively, the “BNFL Parties”), from any and all Claims which Washington Group and/or any of its Affiliates now has, ever had or may have by reason of, arising out of, or relating in any way to the Original Agreement, the First Amended Agreement, the Supplemental Agreement, the Economic Rights Agreement, the Second Amended Agreement, the Service Agreement and any of the agreements entered into pursuant to or in connection with the foregoing agreements, including but not limited to (i) any indemnification obligations contained therein, (ii) for the avoidance of doubt, the Claims released under Section 3.5 of the Second Amended Agreement and (iii) any and all liabilities arising in connection with or relating to WGS and WGES, whenever incurred or arising; provided, however, that the foregoing release shall not apply to any Claims arising as a result of a breach of this Agreement or arising under any other agreement that has been or may in the future be entered into between the parties and their Affiliates on or after the date of this Agreement, which Claims shall be subject to the rights and remedies set forth herein or therein, as applicable. Washington Group further agrees that, in no event shall it or any of its Affiliates, directly or indirectly, assert any Claim against any of the BNFL Parties based upon any matter purported to be released hereby.  Without in any way limiting the foregoing, the release set forth in this Section 1.3(c) shall apply to any and all Claims that Washington Group and/or its Affiliates may have relating to or arising in connection with:

(i)                                     any and all of the obligations of BNFL-USA or its Affiliates under Articles 4.0 and 6.0 of the Second Amended Agreement, and any and all pre-existing defined benefit obligations as provided for at Section 10.3 of the Second Amended Agreement;

(ii)                                  all liabilities associated with the sale of EMD; and

(iii)                               all guarantees by BNFL and all of its Affiliates arising out of the Original Agreement, including the BNFL Consortium Guarantee, the WIPP Contract Guarantee, the Corporate Guarantee of BNFL-USA dated March 22, 1999 in favor of the United States

Department of Energy (the “Corporate Guarantee”), and the Performance Guarantee of BNFL in favor of the United States Government relating to the Corporate Guarantee (collectively, the “BNFL Guarantees”).

In addition, for the avoidance of doubt, Washington Group, for itself and on behalf of all of its Affiliates, unconditionally and irrevocably releases and holds harmless the BNFL Parties from any Claim by Washington Group or its Affiliates or subcontractors related in any way to work performed in connection with the Advanced Mixed Waste Treatment Project including, without limitation, work related to the preparation of any claim or request for equitable adjustment thereunder; provided, however, that this release and hold harmless shall not (i) prohibit Washington Group or any of its Affiliates or subcontractors from pursuing any claims for indemnification that any of them had, has or may have against the U.S. Government under any nuclear hazards indemnity agreement or Public Law 85-804 indemnification related in any way to work performed in connection with the Advanced Mixed Waste Treatment Project or (ii) prohibit Washington Group or any of its Affiliates from pursuing such claims against the U.S. Government.

1.4                                 Additional Agreements.  In addition to the matters set forth elsewhere herein, the parties hereby expressly agree as follows:

(a)                                  Subcontract Not Terminated.  Notwithstanding anything to the contrary contained herein, the parties hereto acknowledge and agree that the following two agreements relating to the Savannah River Site shall in no way be affected by the transactions contemplated by this Agreement and shall remain in full force and effect following the Effective Time in accordance with their respective terms: (i) Agreement Between Westinghouse Electric Corporation and BNFL Inc. with an effective date of October 1, 1996, and (ii) WSRC — PS — BNFL – 96001, between BNFL Savannah River Corp. and Westinghouse Savannah River Company, mod 4 (for the avoidance of doubt, it is expressly understood by the parties hereto that such two agreements shall be exclusively governed by their respective terms (including, without limitation, any and all disputes thereunder being exclusively resolved pursuant to the terms of such agreements) and, in no manner, be governed (including disputes resolved) pursuant to the terms of this Agreement).

(b)                                 Other Agreements. In view of the general termination of agreements provided for in Section 1.1 above, the parties hereto desire to expressly confirm certain understandings that were previously reached in the agreements terminated by Section 1.1 above and to provide for the continued effectiveness of such understandings.  Unless expressly set forth below, all other rights and obligations of the parties reflected in the agreements terminated by Section 1.1 are superseded by the provisions of this Agreement.  The parties agree that the following confirmations and understandings shall be contractually binding upon them and no party hereto shall take any action inconsistent with such confirmations and understandings.

(i)                                     Rights and Obligations With Respect to WGS.  Notwithstanding anything in this Agreement to the contrary, the parties acknowledge and agree that, effective as of July 31, 2004, BNFL-USA and BNSI unconditionally and irrevocably assigned to Washington Group their passive economic right to receive a portion of the gains, profits and losses of WGS and the WGS Operations and forever renounced any and all ownership interest in and to the contracts, employees, businesses and any and all other assets (together, the “WGS Assets”) which were at any time owned by, licensed to or otherwise held by WGS or its subsidiaries.  Washington Group shall continue to possess all right, title and interest in and to the WGS Assets and shall at all times possess free and unfettered access to the WGS Assets for any and all business opportunities and other uses.  Washington Group continues to hold the sole and unfettered right to modify the WGS Limited Liability Company Agreement including, without limitation, the dissolution of WGS, in such manner as it deems appropriate within its full discretion.

(ii)                                  Rights and Obligations With Respect to WGES.  Notwithstanding anything in this Agreement to the contrary, the parties acknowledge and agree that, effective as of July 31, 2004, BNFL-USA and BNSI unconditionally and irrevocably assigned to WGS their membership interest in WGES, together with all rights and obligations incidental to that membership interest and forever renounced any and all ownership interest in and to the contracts, employees, businesses and any and all other assets (together, the “WGES Assets”) which were at any time owned by, licensed to or otherwise held by WGES or its subsidiaries.  Washington Group shall possess all right, title and interest in and to the WGES Assets and shall at all times possess free and unfettered access to the WGES Assets for any and all business opportunities and other uses.  Washington Group continues to hold the sole and unfettered right to modify the WGES Limited Liability Company Agreement including, without limitation, the dissolution of WGES, in such manner as it deems appropriate within its full discretion.

(iii)                               Ownership of WELCO Unchanged. The parties acknowledge and agree that they previously reached certain understandings regarding the ownership and management of WELCO and that nothing in this Agreement shall in any way amend or otherwise affect the ownership or management of WELCO as it exists immediately prior to the Effective Time.

1.5                                 Effectiveness

The rights and obligations of the parties to perform the pre-Effective Time actions under this Agreement (including without limitation the obligations set forth in Section 2.0 below) shall become effective upon the execution of this Agreement by the parties.  The termination of the Second Amended Agreement, the releases of claims and relinquishment of rights provided for in this Agreement, and any and all other matters that are to become effective as of the Effective Time shall, following consummation of the Closing provided for in Section 2.0, become effective as of the Effective Time.

2.0                                 The Closing

2.1                                 Closing; Effective Time.  The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at 10:00 a.m. Eastern Standard Time on December 28, 2005 (or such other time as the parties hereto mutually agree).  None of the actions set forth in Section 2.2 shall be effective unless and until all of such actions shall have been taken or appropriately waived; but if all such actions are taken or waived, then the Closing shall be effective as of 12:01 a.m. on December 31, 2005 (the “Effective Time”).

2.2                                 Washington Group Closing Deliveries.  At the Closing, Washington Group shall deliver to BNFL-USA the following;

(a)                                  the Final Payment, in cash via wire transfer as provided in Section 1.2; and

(b)                                 such other documentation as may be reasonably necessary to effect the intention of this Agreement and to consummate the transactions contemplated hereby.

2.3                                 BNFL-USA Closing Deliveries.  At the Closing, BNFL-USA shall deliver to Washington Group the following;

(a)                                  a receipt, executed by BNFL-USA, acknowledging that it has received the Final Payment; and

(b)                                 such other documentation as may be reasonably necessary to effect the intention of this Agreement and to consummate the transactions contemplated hereby.

2.4                                 Other Agreements.  With respect to those agreements which would otherwise be terminated by Section 1.1 above but for the fact that they include as signatories, in addition to the parties hereto, one or more unaffiliated third parties (such as, for example, the Intercreditor Agreement) (the “Third Party Agreements”), Washington Group shall, within thirty (30) calendar days after the Closing, provide BNFL-USA with an instrument terminating such Third Party Agreements or otherwise releasing BNFL-USA and/or its relevant Affiliates from any and all liabilities thereunder, signed by Washington Group, its Affiliates and such third parties, which BNFL-USA shall then sign and/or cause to be signed by any of its Affiliates that are parties thereto (and return an original to Washington Group) within five (5) business days following BNFL-USA’s receipt thereof.  In the event Washington Group is unsuccessful in causing any Third Party Agreement to be terminated and/or in causing any third party to such Third Party Agreement to fully release BNFL-USA and its Affiliates from any and all liability thereunder, Washington Group shall indemnify and hold harmless the BNFL Parties from and against any and all Claims arising directly or indirectly from or in connection with the assertion by or on behalf of any third party of any Claim or other matter under or relating to any Third Party Agreement.  With respect to those agreements which would otherwise be terminated by Section 1.1 above but for the fact that they are for the benefit of an unaffiliated third party whose consent to termination is required (the “Third Party Guarantees”), Washington Group shall indemnify and hold harmless the BNFL Parties from and against any and all Claims arising directly or indirectly from or in connection with the assertion by or on behalf of any third party of any Claim or other matter under or relating to any Third Party Guarantees.  With respect to those agreements which would otherwise be terminated by Section 1.1 above but for the fact that they include as signatories, in addition to the parties hereto, one or more of their respective Affiliates, but no unaffiliated third parties (such as, for example, the Security Agreement and the Service Agreement) (the “Affiliate Agreements”), each party shall cause its respective Affiliates to execute a joinder to this Agreement evidencing the consent to the termination of the relevant Affiliate Agreement, effective as of the Effective Time.

2.5                                 Further Assurances.  In furtherance of the mutual releases set forth in Sections 1.3(b) and (c) above, and to otherwise effect the intent of the parties regarding the transactions contemplated hereby, the parties agree, at the Closing or as promptly thereafter as is reasonably practicable, and thereafter from time to time upon the reasonable request of the other party, to execute, acknowledge, deliver or perform all such further documents, filings, acts and assurances as may be required to effect the transactions contemplated by this Agreement.  Without in any way limiting the foregoing, the parties shall execute and file such Uniform Commercial Code termination statements as are necessary to reflect the termination of the Security Agreement and the release of the collateral secured thereunder.

3.0                                 Confidential Information

3.1                                 The parties acknowledge that, in order to carry out the purpose of the Original Agreement, the First Amended Agreement, Second Amended Agreement and the other agreements entered into in connection therewith, it was necessary for them to disclose to the other party, and to such other party’s Affiliates, Confidential

Information.  Therefore, this Section 3.0 shall apply with respect to any and all disclosures of Confidential Information made under this Agreement or the aforementioned predecessor agreements.

3.2                                 Each party will treat the other party’s Confidential Information as confidential, will not disclose it to any other person (other than those of its and its Affiliates’ Representatives who need to know such information for the purpose of carrying out the transactions contemplated by this Agreement) or use it for any purpose other than carrying out the transactions contemplated by this Agreement.

3.3                                 The restrictions imposed under this Section 3.0 shall remain in effect

(a)                                  with respect to any Confidential Information that constitutes a “trade secret” (as defined under the laws of the State of Delaware) of the disclosing party, so long as it remains a trade secret, or

(b)                                 with respect to other Confidential Information, for a period of three (3) years following the date of this Agreement.

3.4                                 The restrictions imposed under this Section 3.0 shall not apply to any Confidential Information that

(a)                                  at the time of disclosure is available in the public domain or is known to the receiving party without breach of any obligation of confidentiality,

(b)                                 is subsequently disclosed by a third party to the receiving party without any obligation of confidentiality, or

(c)                                  is independently developed by the receiving party without breach of any obligation of confidentiality.

4.0                                 Miscellaneous

4.1                                 Definitions.  Capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Second Amended Agreement, with the cross-reference established hereby to survive the termination thereof.

4.2                                 Other Actions. The parties will take all such other actions and will cause their respective Affiliates to take all such other actions as necessary to fulfill the intent of this Agreement.

4.3                                 Governing Law. This Agreement is governed by and shall be construed in accordance with the law of the State of Delaware, without regard to its conflicts or choice of laws provisions. With respect to any dispute between the parties with respect to this Agreement, to the fullest extent permitted by applicable law, each party irrevocably submits to the exclusive jurisdiction of the state or federal courts located in the State of Delaware and further waives any objection which it may have at any time to the laying of venue of any proceeding brought in any such court, waives any claim that such proceeding has been brought in an inconvenient forum and further waives the right to object, with respect to such proceeding, that such court does not have jurisdiction over such party.  Each party further waives any right to trial by jury in any such proceeding.

4.4                                 Counterparts.  This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered (including by facsimile) to the other party.

4.5                                 Binding Nature of Agreement.  Each party hereby represents and warrants that it has obtained any necessary internal (e.g., corporate governance or creditor) and external (e.g., U.S. Department of Energy) approvals to enter into this Agreement, and that it has the requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder.  To the extent that certain provisions of this Agreement apply to the Affiliates of Washington Group and BNFL-USA, each party shall cause its relevant Affiliate to take any action required of it hereunder or necessary for the relevant party to satisfy its obligations hereunder.

4.6                                 Order of Precedence.  This Agreement shall take precedence over all other agreements between or among the parties and/or their respective Affiliates including, without limitation, the Original Agreement, the First Amended Agreement, the Economic Rights Agreement, the Supplemental Agreement, the Amended and Restated WGES Limited Liability Company Agreement, the Second Amended Agreement and the Services Agreement as to the matters covered by those agreements.

4.7                                 Invalidity.  In the event that any provision of this Agreement is held invalid, (i) the validity of the remaining provisions of this Agreement shall not in any way be affected thereby and (ii) the parties will promptly enter into good faith negotiations to modify this Agreement to replace the invalid provision(s) with new provision(s) that will as near as possible accomplish the purposes intended by such invalid provision(s) in a manner such that the new provision(s) are jointly believed to be such that they will survive any further validity challenge.

4.8                                 Waiver of Consequential Damages.  Each party, on behalf of itself and its Affiliates, releases the other party and its Affiliates from any and all incidental, indirect, special, punitive and consequential damages arising out of the matters covered by this Agreement.

4.9                                 Entire Agreement.  This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and thereof and supersedes all other prior and contemporaneous agreements and understandings both written and oral between the parties with respect to the subject matter hereof.

4.10                           Public Statements.  Any and all press releases or general public statements of a similar nature made or to be made by any of the parties hereto concerning this Agreement shall be agreed to in advance and by both parties prior to release to the general public.

4.11                           Notices.  Each party giving or making any notice, request, demand or other communication (each, a “Notice”) pursuant to this Agreement shall give the Notice in writing and use one of the following methods of delivery, each of which for purposes of this Agreement is a writing: personal delivery, Registered or Certified Mail (in each case, return receipt requested and postage prepaid), nationally recognized overnight courier (with all fees prepaid), or facsimile. Any Notice shall be addressed to the party to be notified as follows:

(a)          if to Washington Group:

Washington Group International, Inc.

Energy & Environment

106 Newberry Street S.W.

Aiken, SC  29801

Attention:  President (presently E. Preston Rahe, Jr.)

Facsimile No.:  803-502-9795

with a copy to:

Washington Group International, Inc.

720 Park Boulevard

Boise, ID 83871

Attention: General Counsel (presently Richard D. Parry, Esq.)

Facsimile No.:  208-386-5220

(b)         if to BNFL plc or BNFL-USA:

John F. Edwards

Group Finance Director

British Nuclear Fuels plc

1100 Daresbury Park

Daresbury, Warrington

Cheshire WA4 4GB

United Kingdom

with a copy to:

Alvin J. Shuttleworth, Esq.

Group Legal Director

British Nuclear Fuels plc

1100 Daresbury Park

Daresbury, Warrington

Cheshire WA4 4GB

United Kingdom

And:

BNG America

Crystal Gateway One

1235 South Clark Street

Suite 700

Arlington, VA 22202

Attention: Philip O. Strawbridge and Jonathan P. Carter, Esq.

Facsimile No.: (703) 412-2567

4.12.                        Equitable Relief.  The obligations of the parties under Articles 1.0 and 3.0 above and Sections 2.2, 2.3, 2.4 and 2.5 above shall, in the event of a breach thereof, be specifically enforceable.  Each party understands, acknowledges and agrees that, in the event of any breach of any such obligations by any party, its Affiliates and/or its Representatives (“Breaching Party”): (i) the other party, its Affiliates and/or its Representatives (“Harmed Party”) will be irreparably harmed by such breach; (ii) the performance of the Breaching Party’s obligations under any such Article or Section is material and central to this Agreement and reasonable for such purpose; (iii) it would be difficult or inadequate to measure and calculate the Harmed Party’s damages as a consequence of such breach; and (iv) money damages would not, alone, be a sufficient remedy for any breach of this Agreement.  As a consequence, the Breaching Party agrees that:  (x) in addition to other remedies that may be available, the Harmed Party shall be entitled to an injunction, specific performance or other appropriate equitable relief as a remedy for any such breach; (y) the Breaching Party shall, should the Harmed Party prevail in its pursuit of equitable relief, compensate the Harmed Party for any costs, including but not limited to attorneys’ fees and disbursements, incurred by the Harmed Party in enforcing its rights; and (z) such equitable relief shall not be deemed to be an exclusive remedy for a breach of this Agreement but shall be in addition to all other remedies available at law or equity.  This Section 4.12 shall apply notwithstanding any other provision of this Agreement to the contrary.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers or agents, all as of the date first written above.

WASHINGTON GROUP INTERNATIONAL, INC.

By:

 /s/ Frank Finlayson

Name:	Frank Finlayson
Title:	Senior Vice President, Project Development

BRITISH NUCLEAR FUELS plc

By:	/s/ Alvin J. Shuttleworth
Name:	Alvin J. Shuttleworth
Title:	Group Legal Director

BNFL USA GROUP INC.

By:	/s/ Alvin J. Shuttleworth
Name:	Alvin J. Shuttleworth
Title:	Chairman